EMPLOYMENT AGREEMENT


        AGREEMENT made and entered into as of the 1st day of July, 1997 between CABLE & CO. WORLDWIDE, INC., a Delaware corporation (the "Corporation" or "Cable & Co.") having an address at 724 Fifth Avenue, New York, New York 10019, and ALAN KANDALL (the "Executive"), residing at 300 Winston Drive, Apartment 807, Cliffside Park, New Jersey 07010.
                              W I T N E S S E T H:

        WHEREAS, Executive is presently employed by the Corporation; and WHEREAS, the Corporation recognizes the effort, attention and skill Executive has given the organization, operation and planning of the Corporation and desires to enter into this employment agreement with Executive.
        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:
        1.  Employment.  The  Corporation  agrees  to  and  does  hereby  employ
Executive, and Executive agrees to and does hereby accept employment by the Corporation, as the President and Chief Executive Officer of the Corporation, subject to the supervision and direction of its Board of Directors, for the five
(5) year period commencing on July 1, 1997, and ending at midnight on the 30th day of June, 2002 (the "Term"). The Terms shall be automatically renewed on an annual basis (each such annual period, a "Renewal Year") unless this Agreement is terminated in writing (the "Notice of Nonrenewal") not less than ninety (90) days prior to the expiration of the Term or any Renewal Year, unless otherwise terminated pursuant to the



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provisions of this Agreement.
        2. Duties of Executive. Executive shall devote such time, attention and energy to the affairs of Corporation as shall be reasonably required to perform his duties hereunder, and, in pursuance of the policies and directions of the Board of Directors, Executive shall perform such duties as may be assigned to him from time to time by the Board of Directors and use his best efforts to promote the business and affairs of the Corporation.
        3. Base Compensation. In consideration of the Executive's services pursuant to this Agreement, Corporation shall pay to Executive, during the period of Executive's employment under this Agreement (the "Base Compensation"),
(i) a salary at the rate of Two Hundred Thousand ($200,000) dollars per year during the first year of this Agreement; and (ii) in each year after first year of the operation of this Agreement, annual compensation to be determined by the Board of Directors, but in no event less than $200,000. The Base Compensation shall be payable in equal installments, in accordance with the Corporation's customary procedures for executive employees, subject to applicable tax and payroll deductions. The Board of Directors of the Corporation may increase Executive's Base Compensation at such time or times and in such amount or amounts as it may in its sole discretion determine.
        4. Incentive Compensation. Provided Executive has duly performed his obligations pursuant to this Agreement, Executive shall be eligible to receive, as additional compensation for the services to be rendered by Executive under this Agreement, incentive compensation. The amount and frequency of such incentive compensation, if any, shall be determined by the Board of Directors in its sole discretion based on the profitability of the Corporation and the Executive's performance and contributions to the Corporation's success.


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        5. Other Benefits. During the term of this Agreement the Executive shall be entitled to participate in any benefit plans adopted by the Corporation for the general and overall benefit of all employees and/or for key executives of the Corporation such as health care, life insurance, disability, stock option plans, legal and financial planning services, pension, profit sharing and savings.
        6. Vacation. Executive shall be entitled to a fully paid vacation of four (4) weeks per calendar year, which vacation shall be scheduled at such time or times as the Corporation in consultation with Executive may reasonably determine.
        7. Expenses. (a) The Corporation shall pay or reimburse Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by Executive to the Corporation of such reasonable evidence of such expenses as the Corporation may require.
               (b) Throughout the term of this Agreement, the Corporation will provide Executive with the use of a vehicle of a class equivalent to that currently utilized by the Executive for purposes within the scope of his employment with Corporation and shall pay all expenses for fuel, maintenance, and insurance in connection with such use of the automobile. Such expense shall be accounted for in the travel and entertainment budget of the Corporation.
        8. Insurance. The Corporation may from time to time apply for policies of life, health and accident insurance or disability insurance upon the Executive in such amounts as the Corporation deems appropriate. The Executive agrees to aid the Corporation in procuring such insurance, including submitting to a physical examination, if required, and completing any and all forms required for application for any insurance policy.


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        9. Confidential Information. The Executive acknowledges that, during the term of his employment by the Corporation, he may have access to certain confidential information of the Corporation, including without limitation information about business plans, customers, manufacturers, suppliers, sourcing, costs, profits, markets, sales, products, product design, key personnel, pricing
policies,   operational  methods,   reports  on  the  results  of  research  and
development work conducted by or on behalf of the Corporation, other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). The Executive covenants and agrees that he will (i) keep secret all Confidential Information of the Corporation and will not, directly or indirectly, while such Confidential Information remains confidential, disclose or disseminate to anyone, or make use of such Confidential Information for any purpose other than for the advancement of the Corporation's business; and (ii) upon the termination of his employment at the Corporation, promptly deliver to the Corporation all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by the Executive or others) which he may possess or have under his control.
        10. Industrial Property Rights. (a) The Executive shall promptly disclose to the Corporation in writing, any and all charts, layouts, maps, inventions, improvements, techniques, markets, sales and advertising plans, processes, concepts and plans, whether or not copyrightable or patentable, secret processes and "know-how," conceived by the Executive during the term of his employment by the Corporation (the "Executive's Work Product"), whether alone or with others and whether during regular working hours and through the use of facilities and property of the Corporation or otherwise, which directly relates to the present business of the


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Corporation.  Upon the  Corporation's  request  at any time or from time to time during the Term of the Executive's employment, the Executive shall (i) deliver to the Corporation copies of the Executive's Work Product that may be in his possession or otherwise available to him, and (ii) execute and deliver to the Corporation such applications, assignments and other documents as it may reasonably require in order to apply for and obtain copyrights or patents in the United States of America and other countries with respect to any Executive's Work Product that it deems to be copyrightable or patentable, and/or otherwise to vest in itself full title thereto.
               (b) All documents that pertain to the Corporation, including but not limited to the Executive's Work Product, shall be the sole and exclusive property of the Corporation. Upon the termination of the Executive's employment, all such documents that may be in his possession or otherwise available to him or shall thereafter come into his possession or control shall be promptly returned to the Corporation without the necessity of a request therefor.
        11. Non-Competition Covenant. (a) The Executive shall not, during his employment by the Corporation, engage, directly or indirectly, in any business competitive with the business of the Corporation without the consent of the Board of Directors.
               (b) For a period of two years after the termination of the Executive's employment hereunder (the "Non-Competition Period"), either by the Corporation for "cause" or voluntarily by the Executive, the Executive shall not
(i) engage, directly or indirectly, in any business throughout the United States (the "Territory") that is directly competitive with the business of the Corporation without the permission of the Board of Directors, which permission shall not be unreasonably withheld or delayed or (ii) induce or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or


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consultancy  with the  Corporation.  Nothing herein contained shall be deemed to prevent ownership by Executive and his associates (as said term is defined in regulation 14(A) promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof), collectively, of not more than 5% of the outstanding capital stock of a corporation listed on a national securities exchange.
               (c) (i) The parties to this Agreement consider the restrictions contained herein reasonable as to the duration of the Non-Competition Period and the extent of the Territory. However, if the duration of the Non-Competition Period or the extent of the Territory herein specified should be judged unreasonable by any Court or arbitration proceeding, the validity and effect of the remaining provisions of this Agreement shall not be affected thereby and, the duration of the Non-Competition Period shall be reduced by such number of months and/or the area of the Territory shall be reduced such that, the Territory and the Non-Competition Period shall be deemed reasonable so that the foregoing covenant not to compete may be enforced .

                    (ii) Executive agrees and recognizes that in the event of a breach or threatened breach by Executive of the provisions of the restrictive covenant contained in this Section 11, the Corporation may suffer irreparable harm, and that money damages may not be an adequate remedy. Therefore, the Corporation shall be entitled as a matter of right to specific performance of the covenants of Executive contained herein by way of temporary or permanent injunctive relief in a Court of competent jurisdiction.

        12. Termination. (a) Survival - The provisions of Sections 9, 10, 11, and 12 shall survive the termination of this Agreement.

               (b)  Termination  by Executive - Except as otherwise  provided in
Section 15,


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at any time during the Term  (whether or not  Executive has received a Notice of
Nonrenewal), Executive elects to terminate his employment with the Corporation, then the Corporation's obligations to Executive under this Agreement shall be limited to the Base Compensation and benefits earned up to the date of Executive's departure. If such termination is as a result of changes in the character and philosophy of the Board of Directors resulting in the Executive's inability to direct the Corporation and effectuate his policies, the Executive shall receive compensation as if the Executive was terminated under paragraph 12(c) as termination without cause.
               (c) Termination Without Cause - (i) In the event that the Corporation dismisses Executive without Cause from employment as President and Chief Executive Officer, then the Corporation shall continue to fulfill its obligations under this Agreement for the later of two and one-half (2 1/2) years following Executive's dismissal whether or not the Executive secures other employment during or subsequent to such payment or June 30, 2002. The amount to
be  paid  to  the  Executive   during  such  period  shall  the  Executive  Base
Compensation determine in the accordance with Section 3.
                    (ii) Notwithstanding anything to the contrary in this Agreement, the Corporation, in its sole and absolute discretion, may accelerate the payment of any amounts payable under Section 12(c) hereof to Executive, provided, however, that accelerating such payments does not affect Executive's eligibility to continue his insurance benefits on the same basis (both with respect to coverage and contributions) as the Corporation's active employees until such time as he would have received the last amount payable under Section 12(c) hereof had payment thereof not been accelerated pursuant to this Section 12(c)(ii).


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               (d)  Termination  for "Cause" - The Board of Directors shall have the right to terminate the employment of the Executive for Cause if he (i) commits a felony or any criminal act involving moral turpitude which results in arrest or indictment; (2) deliberately and continually refuses to perform employment duties reasonably requested by the Board of Directors; (3) commits fraud or embezzlement, as determined by the Board of Directors in accordance with procedures it deems reasonable; or (4) if his work for the Corporation evidences gross misconduct or gross negligence. In the event the Executive is terminated for Cause he shall be entitled only to such Executive Base Compensation as he may have earned up to the date of his termination and shall receive no bonus, severance payment or other benefit provided herein.
               (e) Death or Disability - (i) If Executive dies or becomes disabled, this Agreement shall terminate effective at the end of the calendar month during which his death occurs or when his disability is determined, provided, however, that such termination shall not result in the loss of any benefit or rights which Executive may have accrued through the date of his death or disability. If Executive's employment is terminated prior to the expiration of the Term due to his death or disability, the Corporation shall make severance payments to Executive or his legal representatives on behalf of the Corporation, equal to Executive's Base Compensation under Section 3 until the later of two years or the end of the Term.
                    (ii) For the purposes of this paragraph, the definition of "disability" shall be the same as that contained in any disability insurance policy maintained by the Corporation for its employees in effect at the time of the purported disability. In the event that there is no such definition of "disability" in any such insurance policy, or the Corporation does


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not maintain  such a  disability  insurance  policy,  then  disability  shall be determined, in good faith by the Board of Directors of the Corporation. For such purposes "disability" shall mean that by reason of physical or mental inability, due to illness, accident or mental or physical incapacity or infirmity, continuing for more than six (6) consecutive months, the Executive has been substantially unable to render service of the character contemplated by this Agreement.
        13. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.
        14. Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:
               If to :              Alan Kandall
                        300 Winston Drive, Apartment 807
                        Cliffside Park, New Jersey 07010

               If to :              Cable & Co. Worldwide, Inc.
                                    Raritan Plaza
                                    110 Fieldcrest Avenue
                          Edison, New Jersey 08837-3626
                             Attention: Joel Brooks

               With copy to: Lane & Mittendorf LLP
                           320 Park Avenue, 10th floor
                            New York, New York 10022
                           Attn: Martin C. Licht, Esq.

        Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.



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        15.  Assignment.  Executive  shall not be entitled to assign his rights, duties or obligations under this Agreement. This Agreement may not be assigned by the Corporation, except as part of the sale of all or substantially all of its business or assets; provided that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.
        16. Amendments. The terms and provisions of this Agreement may be amended or modified only by a written instrument executed by the party to be charged by such amendment or modification.
        17. Governing Law. The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of New York, without reference to its conflict of laws principles.
        18. Arbitration. (a) In the event of a dispute between the parties arising out of or relating to this Agreement, or the breach thereof, the parties shall make every effort to amicably resolve, reconcile, and settle such dispute between them. Should an amicable resolution not be possible, either party may invoke arbitration.
               (b) Subject to the provisions of Section 11(c)(ii) hereof, all claims, disputes and other matters in controversy arising out of or related to this Agreement or the performance or breach hereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), by a panel of


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three (3)  arbitrators,  in New York, New York. One (1) such arbitrator shall be appointed by each of the parties within three (3) weeks after being requested by the other party to make such appointment and the third arbitrator shall be appointed by the two (2) arbitrators appointed by the parties. In the event that a party does not appoint its arbitrator within such three (3) week period, or the two (2) arbitrators appointed by the parties shall fail to agree on the third arbitrator, such appointed arbitrator or arbitrators shall be appointed by the American Arbitration Association in accordance with the AAA Rules. The award shall state the facts and findings and shall be rendered with reasons in writing. The arbitrators shall have no authority or power to alter or modify any express condition or provision of this Agreement, or to render any award which by its terms shall have the effect of altering or modifying any express
conditions  or  provisions  of  this  Agreement.   The  award  rendered  by  the
arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof. The successful party to the arbitration shall be entitled to an award for reasonable attorney's fees, as determined by the arbitrators.
        19. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
        20. Merger and Severability. This Agreement shall constitute the entire Agreement between the Corporation and Executive with respect to the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


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        IN WITNESS WHEREOF, the parties hereto have affixed their signatures the day and year first above written.

                                                   CABLE & CO. WORLDWIDE, INC.



                                       By:


                                                   ----------------------------
                                                    ALAN KANDALL





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Confidential Information. The Executive acknowledges that during the term of his employment by the Corporation he may have access to certain confidential information of the Company, including without limitation information about business plans, customers, manufacturers, suppliers, sourcing, costs, profits, markets, sales, products, product design, key personnel, pricing policies, operational methods, reports on the results of research and development work conducted by or on behalf of the Corporation, other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). The Executive covenants and agrees that he will (i) keep secret all Confidential Information of the Corporation and will not, directly or indirectly, while such Confidential Information remains confidential, disclose or disseminate to anyone, or make use of, for any purpose whatsoever, such Confidential Information; and (ii) upon the termination of his employment at the Corporation, promptly deliver to the
Corporation  all  tangible   materials  and  objects   containing   Confidential
Information (including all copies thereof, whether prepared by the Executive or others) which he may possess or have under his control.


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